Exhibit 99.1

FOR IMMEDIATE RELEASE

Wheeler Real Estate Investment Trust, Inc. Announces Social Media Disclosure.

Virginia Beach, VA – July 31, 2015 – Wheeler Real Estate Investment Trust, Inc. (NASDAQ:WHLR) (“Wheeler” or the “Company”) Investors and others should note that the Company announces material financial information using its investor relations website, http://ir.stockpr.com/whlr/overview, SEC filings, press releases, public conference calls, and webcasts. The Company may also use social media to communicate with the public about the Company, its subsidiaries, tenants, properties and other services and the information posted could possibly be deemed material information. As a result, the Company encourages investors, the media, and others interested in Wheeler to review the information that it posts on the following social media channels. This list will be updated periodically on the Company’s investor relations website.

Wheeler Real Estate Investment Trust, Inc. Facebook Page: https://www.facebook.com/WheelerREIT
Wheeler Real Estate Investment Trust, Inc. Twitter Feed: https://twitter.com/WheelerREIT
Wheeler Real Estate Investment Trust, Inc. LinkedIn Page: https://www.linkedin.com/company/wheeler-real-estate-investment-trust

About Wheeler Real Estate Investment Trust Inc.
Headquartered in Virginia Beach, VA, Wheeler Real Estate Investment Trust, Inc. is a fully-integrated, self-managed commercial real estate investment company focused on acquiring and managing income-producing retail properties with a primary focus on grocery-anchored centers. Wheeler’s portfolio contains well-located, potentially dominant retail properties in secondary and tertiary markets that generate attractive risk-adjusted returns, with a particular emphasis on grocery-anchored retail centers.

Additional information about Wheeler Real Estate Investment Trust, Inc. can be found at the Company’s corporate website: www.whlr.us.

Forward-looking Statement
The Company considers portions of the information in this press release forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, both as amended. Although the Company believes that the expectations reflected in such forward-looking statements are based upon reasonable assumptions, it can give no assurance that its expectations will be achieved. For this purpose, any statements contained herein that are not historical fact may be deemed to be forward-looking statements. Specifically, the Company's statements regarding the expected use of social media are forward-looking statements. There are a number of important factors that could cause the Company's operations to differ from those indicated by such forward-looking statements. For factors that could cause the operations of the Company to differ materially from those indicated in the forward-looking statements, please refer to the Company's filings with the U.S. Securities and Exchange Commission which are available for review at www.sec.gov. The Company undertakes no obligation to publicly revise these forward-looking statements to reflect events or circumstances that arise after the date hereof.

Contact

AT THE COMPANY:	INVESTOR RELATIONS:
-OR-

Wheeler Real Estate Investment Trust, Inc.	The Equity Group Inc.

Robin Hanisch	Terry Downs

Corporate Secretary	Associate

(757) 627-9088	(212) 836-9615

robin@whlr.us	tdowns@equityny.com

Laura Nguyen	Adam Prior

Director of Capital Markets	Senior Vice-President

(757) 627-9088	(212) 836-9606

lnguyen@whlr.us	aprior@equityny.com